      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 9, 1994

                                                       REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                         CAPSTEAD MORTGAGE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

                MARYLAND                               75-2027937
    (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                IDENTIFICATION NO.)
                                2001 BRYAN TOWER
                                   SUITE 3300
                              DALLAS, TEXAS 75201
                                 (214) 999-2323
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                    1994 FLEXIBLE LONG TERM INCENTIVE PLAN
                           (Full title of the plan)

                               ----------------

                                ANDREW F. JACOBS
                                2001 BRYAN TOWER
                                   SUITE 3300
                              DALLAS, TEXAS 75201
                                 (214) 999-2350
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ----------------

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:
                                 DAVID BARBOUR
                             ANDREWS & KURTH L.L.P.
                            4400 THANKSGIVING TOWER
                              DALLAS, TEXAS 75201
                                 (214) 979-4400

                               ----------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                  PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
     TITLE OF SECURITIES          AMOUNT TO BE     OFFERING PRICE     AGGREGATE OFFERING    REGISTRATION
      TO BE REGISTERED             REGISTERED       PER SHARE(1)         PRICE(1)(2)            FEE
- --------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value     1,250,000(3)        $27.6875           $34,609,375         $11,934.27
========================================================================================================

(1) Calculated on the basis of the average of the high and low sales prices of the Registrant's Common Stock on May 5, 1994, as reported by the New York Stock Exchange, Inc.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c).
(3) Issuable in connection with stock-related awards available for grant under the Plan.

                               ----------------

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

  The documents constituting Part I of this Registration Statement will be sent or given to employees and directors of Capstead Mortgage Corporation ("Capstead" or the "Company"), as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Act").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.
        ------------------------------------------------

  The following documents heretofore filed by the Company with the Commission are incorporated herein by reference:

    1. Annual Report on Form 10-K for the year ended December 31, 1993, filed on March 31, 1994.

    2. Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 1993, filed on April 20, 1994.

    3. The description of the Common Stock contained in the Company's Registration Statement on Form S-3 filed on May 6, 1993.

  In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

Item 4. Description of Securities.
        --------------------------

  Not applicable.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

  The validity of the Common Stock offered hereby has been passed on for the Company by Andrews & Kurth L.L.P., Dallas, Texas. Andrews & Kurth L.L.P. will rely as to all matters of Maryland law on Piper & Marbury, Baltimore, Maryland. Attorneys at Andrews & Kurth L.L.P. beneficially own 7,718 shares of Common Stock and 44,744 shares of the Company's $1.26 Cumulative Convertible Preferred Stock, Series B.

Item 6. Indemnification of Directors and Officers.
        ------------------------------------------

  Capstead's Articles of Incorporation provide for indemnification of directors to the full extent permitted by Maryland law, indemnification of officers who are also directors to the extent Capstead shall indemnify its directors and indemnification of officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law.

  Section 2-418 of the Maryland General Corporation Law generally permits a Maryland corporation to indemnify any director made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of service in his capacity as a director, unless it is established that (i) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (ii) the director actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. If the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation. In addition, a director may not be indemnified in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet the requisite standard of conduct.

  Section 2-418 also provides that a court of appropriate jurisdiction may, upon application of a director and such notice as the court shall require, order indemnification if it determines that a director is entitled to reimbursement because the director has been successful on the merits or otherwise, in any such proceeding, in which case the director shall be entitled to recover the expenses of securing such reimbursement, or if the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the applicable standards of conduct or has been adjudged liable in a proceeding charging improper personal benefit to the director. Indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged on the basis that personal benefit was improperly received shall be limited to expenses. The indemnification and advancement of expenses provided or authorized by Section 2-418 may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under Section 2-418 and, in addition, may indemnify an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors or contract. Section 2-418 also provides that a corporation may purchase and maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

  Capstead provides insurance from commercial carriers against certain liabilities incurred by the directors and officers of the Company.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Capstead pursuant to the foregoing provisions, Capstead has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
        -----------------------------------

  Not applicable.

ITEM 8. EXHIBITS.
        --------



 EXHIBITS                       DESCRIPTION
 --------                       -----------
   5.1    --Opinion of Andrews & Kurth L.L.P., counsel to the
            Registrant, as to the legality of the Common Stock
            being offered
   5.2    --Opinion of Piper & Marbury as to the legality of the
            Common Stock being offered
  23.1    --Consent of Ernst & Young, independent accountants
  23.2    --Consent of Andrews & Kurth L.L.P. (incorporated in
            Exhibit 5.1)
  23.3    --Consent of Piper & Marbury (incorporated in Exhibit
            5.2)
  24      --Power of Attorney (included on page 3 of this
            Registration Statement)

ITEM 9. UNDERTAKINGS.
        ------------

  (a) The undersigned Registrant hereby undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter had been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, STATE OF TEXAS, ON THE 9TH DAY OF MAY, 1994.

                                          Capstead Mortgage Corporation

                                                  /s/  Andrew F. Jacobs
                                          By___________________________________
                                               ANDREW F. JACOBS Senior Vice
                                             President--Control and Treasurer


                               POWER OF ATTORNEY

  EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS RONN K. LYTLE, ANDREW F. JACOBS AND JULIE A. MOORE, AND EACH AND ANY OF THEM, HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM OR HER IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH AND ANY OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AS TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS OR HER SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE THEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                         TITLE                DATE
              ---------                         -----                ----

         /s/  Ronn K. Lytle             Chairman, Chief            May 9, 1994
- -------------------------------------    Executive Officer,
            RONN K. LYTLE                President and Director
                                         (Principal Executive
                                         Officer)

       /s/  Andrew F. Jacobs            Senior Vice President--    May 9, 1994
- -------------------------------------    Control and Treasurer
          ANDREW F. JACOBS               (Principal Financial
                                         and Accounting Officer)

      /s/  J. Michael Cornwall                Director             May 9, 1994
- -------------------------------------
         J. MICHAEL CORNWALL

       /s/  Bevis Longstreth                  Director             May 9, 1994
- -------------------------------------
          BEVIS LONGSTRETH

              SIGNATURE                         TITLE                DATE

         /s/ Paul M. Low                      Director             May 9, 1994
- -------------------------------------
             PAUL M. LOW

      /s/ Harriet E. Miers                    Director             May 9, 1994
- -------------------------------------
          HARRIET E. MIERS

      /s/ William R. Smith                    Director             May 9, 1994
- -------------------------------------
          WILLIAM R. SMITH